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                                                                     EXHIBIT 3.2

                                                                    JULY 3, 1997



                              AMENDED AND RESTATED

                                     BY-LAWS

                             BOX HILL SYSTEMS CORP.



                                    ARTICLE I

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held on such date, at such time and at such place within or without the State of New York as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the President, or by written instrument signed by a majority of the Board of Directors and shall be called by the Chief Executive Officer, Chairman of the Board, the President or the Secretary upon the written request of holders of record of at least thirty percent (30%) of the total outstanding shares of all classes entitled to vote at such meeting, which request shall set forth the purpose or purposes for which the meeting is to be called. At a special meeting of the shareholders only such business shall be transacted as is related to the purpose or purposes set forth in the notice of meeting.
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                  SECTION 3. PLACE OF MEETING. Each meeting of shareholders
shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors, or, if no place is so fixed, at the principal office of the Corporation in the State of New York; provided, however, that any meeting of shareholders shall be held at such place within or without the State of New York as may be fixed by agreement in writing among all the shareholders of the Corporation.

                  SECTION 4. NOTICE. Written notice of a meeting of shareholders shall be given, personally or by first class mail, to each shareholder entitled to vote at the meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, unless the meeting is an annual meeting, shall indicate that such notice is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. If at any meeting action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law of the State of New York to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of such Section 623 or an outline of its material terms. If mailed, a notice of meeting is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at


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which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, after the adjournment the Board of Directors fixes a new a record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice hereunder.

                  If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, the By-Law so adopted, amended or repealed, together with a concise statement of the changes made, shall be set forth in the notice of the next meeting of shareholders held for the purpose of electing Directors.

                  SECTION 5. QUORUM. At any meeting of shareholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided, however, when a specified item of business is required to be voted on by the holders of a class or series of the Corporation's shares, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

                  If a quorum shall not be present in person or by proxy at any meeting of shareholders, the shareholders present may adjourn the meeting despite the absence of a quorum.

                  SECTION 6. ORGANIZATION. The Chief Executive Officer, or in his or her absence, the Chairman of the Board, or in his or her absence, the President, or in his or her


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absence, a Vice President, shall call every meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the Chief Executive Officer, the Chairman of the Board, the President and all Vice Presidents, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman.

                  The Secretary of the Corporation shall act as secretary of all meetings of the shareholders and keep the minutes; in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

                  SECTION 7. VOTING. Unless otherwise provided in the Certificate of Incorporation every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders of the Corporation. A list of shareholders as of the record date, certified by the Secretary or an Assistant Secretary responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

                  The Board of Directors may prescribe a date not more than fifty (50) nor less than ten (10) days prior to the date of a meeting of shareholders for the purpose of determining the shareholders entitled to notice of or to vote at such meeting or any adjournment thereof. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


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                  Every shareholder entitled to vote at a meeting of
shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                  The vote upon any matter as to which a vote by ballot is required by law, and, upon the demand of any shareholder, the vote upon any other matter before the meeting, shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, all elections of Directors shall be decided by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                  Treasury shares and shares held by another domestic or foreign corporation of any type or kind if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

                  SECTION 8. INSPECTORS. The Board of Directors in advance of every meeting of shareholders may appoint one or more Inspectors to act at such meeting or any adjournment thereof. If Inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, appoint one or more Inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.


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                  Each Inspector appointed to act at any meeting of the
shareholders before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability. The Inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the Inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                  SECTION 9. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action by vote required or permitted to be taken by the shareholders may be taken without a meeting on written consent, setting forth in the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This section shall not be construed to alter or modify the provisions of any section of these By-Laws or any provision in the Certificate of Incorporation not inconsistent with the Business Corporation Law of the State of New York under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.


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                  SECTION 10. DETERMINATION OF SHAREHOLDERS OF RECORD FOR
CERTAIN PURPOSES. For the purposes of determining the shareholders entitled to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action (other than the determination of the shareholders entitled to notice of and to vote at a meeting of the shareholders), the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders and such date shall not be more than fifty (50) days prior to such action. If no record date is fixed, the record date shall be the close of business on the day on which the resolution of the Board relating thereto is adopted. For the purpose of determining that all shareholders entitled to vote thereon have consented to any action without a meeting, if so record date is fixed by the Board of Directors and no resolution has been adopted by the Board relating thereto, such shareholders shall be determined as of the date or time as of which such consent shall be expressed to be effective.

                  SECTION 11. WAIVERS OF NOTICE. Whenever under the provisions of these ByLaws the shareholders are authorized to take any action after notice to them or the Board of Directors or a committee is authorized to take any action after notice to its members, such action may be taken without notice if at any time before or after such action be completed the shareholders, Directors or committee members submit a signed waiver of notice. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion thereof the lack of notice of such meeting shall constitute a waiver of notice by him. The attendance of a Director or committee member at a meeting without protesting prior thereto or at its commencement the lack of notice of such meeting shall constitute a waiver of notice by him.


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                                   ARTICLE II

                               BOARD OF DIRECTORS

                  SECTION 1. NUMBER AND TERM OF OFFICE. The business of the Corporation shall be managed under the direction of a Board of Directors, none of the members of which need be shareholders of the Corporation, but each of whom shall be at least eighteen (18) years of age. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution adopted by a majority of the entire Board (i.e., the total number of Directors which the Corporation would have if there were no vacancies). Unless a different number is fixed by the Board, the number of Directors constituting the Board of Directors shall be the minimum number provided by law. Except as hereinafter otherwise provided for filling vacancies, the Directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting, and shall hold office until the expiration of the term for which they were elected, and until their successors have been elected and qualified.

                  SECTION 2. REMOVAL, VACANCIES AND ADDITIONAL DIRECTORS. Any Director may be removed, with or without cause, and the vacancy filled by a vote of the shareholders at any special meeting the notice of which shall state that it is called for that purpose. Any vacancy caused by such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy occurring in the Board for any other reason, and newly created directorships resulting from any increase in the number of Directors, may be filled by vote of a majority of the Directors then in office although less than a quorum; provided, however, that the term of office of any Director so elected shall expire at the next succeeding annual


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meeting of shareholders and when his successor has been elected and qualified, and at such annual meeting the shareholders shall elect a successor to the Director filling such vacancy or newly created directorship.

                  SECTION 3. PLACE OF MEETING. Except as provided in these By-Laws, the Board of Directors may hold its meetings, regular or special, in such place or places within or without the State of New York as the Board from time to time shall determine.

                  SECTION 4. REGULAR MEETINGS. Unless otherwise provided by the Board of Directors, a regular meeting of the Board shall immediately follow each annual meeting of shareholders of the Corporation and shall be held at the place at which such annual meeting is held. No notice shall be required for a regular meeting of the Board of Directors, but a copy of every resolution fixing or changing the time, date or place of a regular meeting shall be mailed to every Director at least five days before the meeting held in pursuance thereof.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, the President or by any two of the Directors then in office.

                  The Secretary shall give or cause to be given notice of the time and place of holding of each special meeting by mailing the same at least three days before the meeting or by causing the same to be delivered in person or transmitted by telegraph, telefax, telex or telephone at least 24 hours before the meeting, to each Director at the address which he has designated to the Secretary of the Corporation as the address to which notices intended for him shall be mailed. The notice of a meeting need not specify the purpose of the meeting. Any business may be transacted by the Board of Directors is present, although held without notice.


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                  SECTION 6. QUORUM. Subject to the provisions of Section 2 of this Article II, and except as otherwise expressly required by law, the presence of a majority of the Directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting from time to time without notice other than by announcement at the meeting as originally called.

                  SECTION 7. ORGANIZATION. The Chairman of the Board or, in his absence, the President (if he is a Director) or, in his absence the Chief Executive Officer (if he is a Director), shall call every meeting of the Board of Directors, shall call every meeting of the Board of Directors to order and shall act as Chairman of the meeting. In the event of the absence of the Chairman of the Board or in the event the President and the Chief Executive Officer are not Directors or in the event of their absence (if he is a Director), a Chairman shall be elected from the Directors present.

                  The Secretary of the Corporation shall act as secretary of all meetings of the Directors and keep the minutes; in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

                  At all meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

                  Except as otherwise required by law, at any regular or special meeting of the Board of Directors, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.


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                  SECTION 8. COMMITTEES. The Board of Directors may by
resolution adopted by a majority of the entire Board designate from among its members committees, each consisting of three or more Directors, and, subject to the provisions of Section 712 of the Business Corporation Law of the State of New York, define the powers and duties of such committees as the Board from time to time may deem advisable.

                  SECTION 9. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, and except when currently the Corporation is insolvent or would thereby be made insolvent, the Board of Directors shall have the power in its discretion from time to time to declare and pay dividends upon the outstanding shares of the Corporation out of surplus only, so that the net assets of the Corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

                  SECTION 10. COMPENSATION OF DIRECTORS. A Director may receive compensation for his services as such in such amount as the Board of Directors shall from time to time determine.

                  SECTION 11. CONSENT OF DIRECTORS OR COMMITTEE IN LIEU OF MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee consent in writing to the adoption of a resolution authorizing the action. The resolutions and the written consents thereto shall be filed with the minutes of the proceedings of the Board or committee.

                  SECTION 12. CONFERENCE TELEPHONE MEETINGS. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing


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all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

                  SECTION 1. TITLES AND APPOINTMENT. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers as the Board of Directors may appoint pursuant to Section 7 of this Article III. All officers shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board. The officers may, but need not, be Directors. The same person may hold any two or more offices, except that the same person shall not be both President and Secretary at the same time.

                  The Board of Directors may require any officer to give security for the faithful performance of his duties and may remove him with or without cause. The election or appointment of an officer shall not of itself create any contract rights and his removal without cause shall be without prejudice to his contract rights, if any.

                  In addition to the powers and duties of the officers of the Corporation set forth in these By-Laws the officers, agents and employees of the Corporation shall have such powers and perform such duties in the management of the Corporation as the Board of Directors may prescribe.

                  SECTION 2. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all of its business and


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affairs. In the absence of the Chairman of the Board and President, he shall preside at all meetings of the shareholders and, if a Director, at all meetings of the Board of Directors.
\
                  SECTION 3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have all powers and shall perform all duties incident to the office of the Chairman of the Board. He shall preside at meetings of shareholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

                  SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief technical officer of the Corporation and, subject to the control of the Board of Directors and the Chairman of the Board, shall have general charge and control of all its technical operations and shall have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and, if a Director, at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-laws, the Chairman of the Board or by the Board of Directors.

                  SECTION 5. POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President.

                  SECTION 6. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the


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shareholders; he or she shall attend to the giving or serving of notices of the
Corporation; he or she shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President shall authorize and direct; he or she shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the Corporation during business hours; and he or she shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by him by these By-Laws or the Board of Directors, the Chief Executive Officer, the Chairman of the Board, or the President.

                  SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall unless otherwise provided by the Board of Directors shall be the chief financial officer of the Corporation. The Treasurer shall receive, have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may come into his or her hands; in the name and on behalf of the Corporation, he or she may endorse checks, notes and other instruments for collection and shall deposit the same to the credit of the Corporation in such bank or banks or depository or depositories as the Board of Directors may designate; he or she shall sign all receipts and vouchers for payments made to the Corporation; he or she shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose, full and accurate accounts of all moneys received or paid or otherwise disposed of by


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him or her and whenever required by the Board of Directors, the Chief Executive
Officer, the Chairman of the Board, or the President shall render statements of such accounts; and he shall have all powers and shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President.

                  SECTION 8. ADDITIONAL OFFICERS. The Board of Directors from time to time may appoint such other officers (who may, but need not, be Directors), including but not limited to Vice Chairman, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Comptroller and Assistant Comptrollers, as the Board may deem advisable and the officers so appointed shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President.

                  In the absence of the Secretary or the Treasurer, upon the direction of the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President, any Assistant Secretary and any Assistant Treasurer, respectively, shall have all the powers and may perform all the duties assigned to the Secretary or the Treasurer.

                  SECTION 9. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as the Board of Directors from time to time may determine.

                                   ARTICLE IV

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


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                  SECTION 1. NATURE OF INDEMNITY. Subject to the provisions of
Sections 721 through 725 of the Business Corporation Law of the State of New
York:

                  (a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of any such Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 721 of the Business Corporation Law of the State of New York, or any successor provision.

                  (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or officer did not act, in good faith, for a


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purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (c) The Corporation shall also indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein provided that no indemnification may be made to or on behalf of any such Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The foregoing limitation shall prohibit such indemnification only to the extent that such indemnification is prohibited by Section 721 of the Business Corporation Law of the State of New York, or any successor provision; except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to


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which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  (d) For the purpose of this Article IV, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                  SECTION 2. SUCCESSFUL DEFENSE. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article IV shall be entitled to indemnification as authorized in such Section 1.

                  SECTION 3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Except as provided in Section 2 of this Article IV, any indemnification under
Section 1 of this Article IV, unless ordered by a court, shall be made by the Corporation, only if authorized in a specific case:


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                  (1) by the Board of Directors, acting by a quorum consisting of Directors who are not parties to such action or proceeding, upon a finding that the Director or officer has met the standard of conduct set forth in Section 1 of this Article IV;

                  (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs;

                  (3) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in
         Section 1 has been met by such Director or officer; or

                  (4) by the shareholders upon a finding that the Director or officer has met the applicable standard of conduct set forth in such
         Section 1.

                  SECTION 4. ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount or an appropriate portion thereof if it is ultimately found, under the procedure set forth in this Article IV, that he or she is not entitled to any indemnification or to indemnification to the full extent of the expenses advanced by the Corporation.

                  SECTION 5. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the New York


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
Business Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

                  The indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Corporation or these By-laws or, when authorized by (i) the Certificate of Incorporation or these By-laws, (ii) a resolution of shareholders, (iii) a resolution of Directors, or (iv) an agreement providing for such indemnification. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV, provided that no indemnification may be made to or on behalf of any Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                  SECTION 6. SEVERABILITY. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  SECTION 7. SUBROGATION. In the event of payment of indemnification to a person described in Section 1 of this Article IV, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

                  SECTION 8. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 1 of this Article IV to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise payable as indemnity hereunder.

                                    ARTICLE V

                                     SHARES

                  SECTION 1. CERTIFICATES FOR SHARES. Certificates for shares of the Corporation shall be in such form, not inconsistent with law and with the Certificate of Incorporation, as the

Board of Directors shall approve. All certificates shall be signed by the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof, and shall not be valid unless so signed and sealed. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or one of its employees. No person shall sign a certificate for shares of the Corporation in two capacities.

                  In case any officer who has signed or whose facsimile signature has been placed upon a certification for shares of the Corporation shall have ceased to be such officer of the Corporation before the certificate is issued by the Corporation, the certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue.

                  All certificates for shares shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the Corporation's books.

                  Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued, until the former certificates for the same number of shares have been surrendered and canceled.

                  SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney thereunto duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the succeeding section.

                  SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. Whenever a person owning a certificate for shares of the Corporation alleges that it has been lost, stolen or destroyed, such person shall file in the office of the Corporation an affidavit setting forth, to the best of the person's knowledge and belief, the time place and circumstances of the loss, theft, or destruction, together with a bond of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate and with one or more sufficient sureties approved by the Board of Directors. Thereupon the Board of Directors may cause to be issued to such person a new certificate or a duplicate of the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new or duplicate certificate so issued shall be noted the fact of such issue and the number, date, and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new or duplicate certificates is issued.

                  SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make such other rules and regulations not inconsistent with the Certificate of Incorporation or with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, and the Secretary shall have custody thereof.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                  SECTION 3. CONTRACTS. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, notes, obligations and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The Board of Directors, the Chief Executive Officer, the Chairman of the Board, any Vice Chairman of the Board, the President or any Vice President designated by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, any Vice Chairman of the Board or the President may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, notes, obligations and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of any such officer may be general or confined to specific instances.

                  SECTION 4. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money shall be signed and, if required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

                  Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

                  SECTION 5. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized, any officer or agent of the Corporation may obtain loans and advances for the Corporation from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized to do so by the Board, the Chief Executive Officer, the Chairman of the Board, or the President, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

                                   ARTICLE VII

                                   AMENDMENTS

                  These By-Laws other than Article IV may be amended by the Board of Directors of the Corporation at any regular meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting. Article IV of these By-Laws shall only be amended or repealed and any other provision of these By-Laws or any amendments adopted by the Board may be amended, or repealed by the vote of the shareholders of the Corporation at any annual meeting or at any special meeting the notice of which shall state that amendment of the By-Laws is to be one of the purposes of the meeting, except no amendment of Section 5 of Article IV which retroactively modifies the contract rights of a Director, officer, employee or agent may be effective without the consent of such person..


                                      -26-